UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2014

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2014, NanoString Technologies, Inc. (“NanoString” or the “Company”) issued a press release announcing it had entered into a companion diagnostics collaboration with Celgene Corporation (“Celgene”) under which the Company will support the development of Celgene’s Revlimid for the treatment of Diffuse Large B-cell Lymphoma (“DLBCL”) by developing an in vitro diagnostic assay that is intended to be used to enroll patients in a Phase III study of Revlimid for the treatment of a specific subtype of DLBCL. A copy of the press release announcing the Celgene collaboration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company expects to begin recording revenue from the Celgene collaboration in the quarter ending June 30, 2014. Although the $5.75 million upfront payment and potentially other milestone payments will be received by the Company during 2014, the amount the Company records as revenue in 2014 is expected to be substantially less. The Company expects to recognize revenue over the entire development period in relation to the amount and timing of development related costs incurred. As a result, the Company expects a substantial portion of the cash received in 2014 to be deferred and recorded as revenue in future years. The Company currently expects that revenue recognized in 2014 related to the collaboration will be $2.0 million to $2.5 million.

The collaboration agreement with Celgene was executed in March 2014; however, agreements related to the underlying technology license and biological materials that are necessary for the Company’s performance of its obligations under the collaboration were executed in May 2014. The Company’s management considered the potential impact of the Celgene collaboration when 2014 revenue guidance was originally established in February. Accordingly, the Company does not believe any change to revenue guidance is warranted at this time. The Company’s total revenue guidance for 2014 continues to be $45.0 million to $50.0 million. Pursuant to the rules and regulations of the Securities and Exchange Commission, the foregoing disclosure under Item 2.02 is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about the successful development of an in vitro diagnostic assay; the receipt of future milestone payments, if any; the anticipated amount of revenue to be recorded related to the Celgene collaboration; and expectations regarding the Company’s total revenues for 2014, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray President and Chief Executive Officer

Date: June 3, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 3, 2014.